UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 16, 2007

Date of Report (date of earliest event reported)

PRECISION CASTPARTS CORP.

(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue

Suite 440

Portland, Oregon 97239-4254

(Address of principal executive offices)

(503) 417-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 16, 2007, Precision Castparts Corp. (the “Company”) and its subsidiary guarantors entered into Amendment No. 4 to Amended and Restated Credit Agreement and Amendment No. 2 to Guaranty Agreement (the “Amendment”) with Bank of America, N.A. and the other lenders under the Company’s Amended and Restated Credit Agreement, dated as of October 14, 2005, as amended (the “Credit Agreement”). Under the Credit Agreement, various lenders provide the Company with certain credit facilities, including a revolving credit facility.

The Amendment, among other things, reduces the facility fee and borrowing spread under the Credit Agreement, extends the maturity date of the Credit Agreement to May 16, 2012, with an option, exercisable by the Company, to request up to two one-year extensions in the maturity date, subject to the approval of each lender, and permits the Company to request increases in the aggregate principal amount available under the Credit Agreement to a maximum of $1,500,000,000, subject to the agreement of each lender to increase their respective commitment.

A copy of Amendment No. 4 to Amended and Restated Credit Agreement and Amendment No. 2 to Guaranty Agreement dated as of May 16, 2007 is attached hereto and filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 4 to Amended and Restated Credit Agreement and Amendment No. 2 to Guaranty Agreement dated as of May 16, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date: May 21, 2007	By:	/s/ William D. Larsson
	Name:	William D. Larsson
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)